SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  May 27, 2004
                                 ---------------
                Date of Report (Date of earliest event reported)


                                   AUXILIO, INC.
                                 -----------------
             (Exact name of registrant as specified in its charter)



                                     Nevada
                                     ------
                 (State or other jurisdiction of incorporation)


     000-27507                                       88-0350448
     ---------                                       ----------
  (Commission  File  Number)                       (IRS  Employer
                                                 Identification  No.)


         27130A Paseo Espada, Suite 1427, San Juan Capistrano, CA  92675
         ---------------------------------------------------------------
                     (address of principal executive offices)     (Zip Code)


                                 (949) 481-7550
                                 --------------
              (Registrant's telephone number, including area code)

On April 2, 2004, the registrant filed a current report on Form 8-K disclosing the sale of the registrant's products for employee climate survey, skills/competency measurement, performance management and corporate compliance management to Workstream Inc., a Canadian corporation. This filing amends the original April 2, 2004, filing and discloses changes to the transaction as documented on May 27, 2004, by an Addendum to Asset Purchase Agreement and Escrow Agreement, a copy of which is attached to this filing as Exhibit 2.1.

Item  2.  Disposition  of  Assets.

On March 17, 2004, the registrant sold its products for employee climate survey, skills/competency measurement, performance management and corporate compliance management to Workstream Inc. At the time of the sale, the assets sold constituted the assets underlying all of the business operations of the registrant and all assets related thereto. On May 27, 2004, the parties to the transaction entered into an Addendum to Asset Purchase Agreement and Escrow Agreement which modified some of the terms and conditions of the original transaction. Pursuant to the changes, cash consideration to the registrant was reduced to $250,000 from $300,000 and certain stock consideration to the registrant was reduced to 246,900 common shares of Workstream Inc. from 350,000 common shares. Other terms and conditions of the original transaction remained the same. The changes to the original transaction were arrived at through arms length negotiations between the parties and were prompted by events that occurred after the original sale.

Item  7.  Exhibits

Exhibit  No.     Description

2.1              Addendum  to  Asset  Purchase  Agreement  and  Escrow
                 Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AUXILIO,  INC.


                                       By:  /s/ Janes P. Stapleton
                                            ------------------------------
                                            James  P.  Stapleton
Date:  August  2,  2004                     Chief  Financial  Officer